CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998, appearing on page 36 of Exabyte Corporation's Annual Report on Form 10-K for the year ended January 3, 1998.




/s/  PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boulder, Colorado
February 26, 1999